Exhibit 99.1

Kura Oncology Reports Third Quarter 2016 Financial Results

Management to host webcast and conference call today at 1:30 p.m. PST/4:30 p.m. EST

LA JOLLA, Calif., November 7, 2016 – Kura Oncology, Inc., (Nasdaq: KURA) a clinical stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer, today reported third quarter 2016 financial results and recent business highlights.

“During the third quarter, we have continued to advance our tipifarnib development program,” said Troy Wilson, Ph.D., J.D., President and CEO of Kura Oncology. “Our Phase 2 HRAS solid tumor trial is progressing and the two patients from stage 1 with partial responses have now been on study for 15 months and 8 months, which is encouraging given the relatively limited clinical benefit these patients observed on prior therapy. We have focused the second stage of the trial on patients with HRAS mutant squamous cell head and neck cancer, and we look forward to additional results in this patient population.”

“In addition, our trials in PTCL and lower-risk MDS are ongoing, and we recently initiated our planned Phase 2 trial for tipifarnib in patients with CMML,” stated Dr. Wilson. “We believe each of these Phase 2 studies has a strong scientific and clinical rationale, and they provide multiple potential opportunities for registration-enabling studies.”

Dr. Wilson continued, “We are preparing to advance our ERK inhibitor, KO-947, into clinical testing and are encouraged by the consistent and compelling activity we have observed in preclinical models of cancers with mutations or dysregulation of the MAPK pathway as well as by our identification of potential biomarkers to guide development. I am very pleased we are on track to submit an IND before year-end.”

Upcoming Clinical and Preclinical Activities for Kura Oncology Programs

•	Submission of the investigational new drug (IND) for KO-947 is anticipated in the fourth quarter of 2016.
•	Nomination of a development candidate for the menin-MLL program is anticipated in the fourth quarter of 2016.
•	Presentation of preclinical data for KO-947 and menin-MLL program at EORTC in Munich in November 2016.
•	Initiation of a Phase 1 study for KO-947 is anticipated in the first half of 2017.
•	Topline data from the Phase 2 study of tipifarnib in PTCL is anticipated in the first half of 2017.
•	Additional data from the Phase 2 study of tipifarnib in HRAS mutant tumors is anticipated in the first half of 2017.

Financial Results for the Third Quarter 2016

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Cash, cash equivalents and short-term investments totaled $74.6 million as of September 30, 2016, compared with $85.7 million as of December 31, 2015. Management expects that current cash, cash equivalents and short-term investments will be sufficient to fund current operations into 2018.

•	Research and development expenses for the third quarter of 2016 were $5.3 million, compared to $4.6 million for the third quarter of 2015.
•	General and administrative expenses for the third quarter of 2016 were $1.7 million, compared to $1.8 million for the third quarter of 2015.
•	Net loss for the third quarter of 2016 was $6.9 million, or $0.37 per share, compared to a net loss of $6.1 million, or $0.57 per share, for the third quarter of 2015.

Webcast and Conference Call

Kura management will host a webcast and conference call regarding this announcement at 1:30 p.m. PST/4:30 p.m. EST today. The live call may be accessed by dialing 877-516-3514 for domestic callers and 281-973-6129 for international callers and entering the conference code: 10990522. A live webcast and archive of the call will be available online from the investor relations section of the company website at www.kuraoncology.com. A telephone replay of the call will be available by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers and entering the conference code: 10990522.

About Kura Oncology

Kura Oncology is a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. The company’s pipeline consists of small molecules that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes by identifying those patients most likely to benefit from treatment. Kura Oncology’s lead drug candidate is tipifarnib, a farnesyl transferase inhibitor, which is currently being studied in multiple Phase 2 clinical trials. The preclinical pipeline includes KO-947, an ERK inhibitor, and a menin-MLL program. For additional information about Kura Oncology, please visit the company’s website at www.kuraoncology.com.

Forward Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and therapeutic potential of Kura Oncology’s product candidates and compounds, including tipifarnib, progress and expected timing of Kura Oncology’s drug development programs and clinical trials, plans regarding regulatory filings and future research and clinical trials, the strength of Kura Oncology’s balance sheet and the adequacy of cash on hand. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These forward-looking statements are based upon Kura Oncology’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the risk that compounds that appeared promising in early studies or clinical trials do not demonstrate safety and/or efficacy in later studies or clinical trials, the risk that Kura Oncology may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. For a further list and description of the risks and uncertainties Kura Oncology faces, please refer to Kura Oncology’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Kura Oncology assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

KURA ONCOLOGY, INC.
Statements of Operations Data
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating Expenses:
Research and development	$5,316	$4,635	$14,901	$12,664
General and administrative	1,742	1,793	5,988	4,359
Total operating expenses	7,058	6,428	20,889	17,023
Other income, net	132	338	676	872
Net loss	$(6,926)	$(6,090)	$(20,213)	$(16,151)
Net loss per share, basic and diluted	$(0.37)	$(0.57)	$(1.09)	$(1.98)
Weighted average number of shares used in computing net loss per share, basic and diluted	18,850	10,723	18,549	8,136

KURA ONCOLOGY, INC.
Balance Sheet Data
(unaudited)
(in thousands)

	September 30,	December 31,
	2016	2015
Cash, cash equivalents and short-term investments	$74,568	$85,746
Working capital	70,443	81,814
Total assets	76,304	87,259
Long-term liabilities	7,366	101
Accumulated deficit	(46,509)	(26,296)
Total stockholders’ equity	63,666	82,103

CONTACT INFORMATION

INVESTOR CONTACT:

Robert H. Uhl

Managing Director

Westwicke Partners, LLC

(858) 356-5932

robert.uhl@westwicke.com

CORPORATE COMMUNICATIONS CONTACT:

Mark Corbae

Vice President

Canale Communications

(619) 849-5375

mark@canalecomm.com